Exhibit 24.2

Fifth Third Holdings Funding, LLC

1701 Golf Road

Tower 1, 9th Floor

Rolling Meadows, Illinois 60008

July 15, 2016

I, Neil Prendergast, am Senior Vice President and Secretary of Fifth Third Holdings Funding, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company as of May 16, 2016, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Neil Prendergast
Name: Neil Prendergast Senior Vice President and Secretary

I, H. Samuel Lind, as an Assistant Secretary of the Company, certify that Neil Prendergast is the duly elected and qualified Senior Vice President and Secretary of the Company and that the signature above is his signature.

EXECUTED as of July 15, 2016

/s/ H. Samuel Lind
Name: H. Samuel Lind Assistant Secretary

* * *

RESOLVED, that the President, Chief Financial Officer, Treasurer, Secretary, any Assistant Treasurer, any Assistant Secretary, and any Senior Vice President, Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC, (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), of asset-backed securities in addition to any securities currently outstanding (the “Securities”) directly or indirectly secured by motor vehicle retail installment sale contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Registration Statement”) and (ii) any other documents, including without limitation amendments and supplements to registration statements, Forms 8-K, Forms 10-K, Forms 10-D, Forms SE, Forms ABS-15G, Forms ABS-EE or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing;

RESOLVED, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Registration Statement and each member of the Board and each officer of the Company signing the New Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Registration Statement.